EXHIBIT 99

                               NASDAQ SYMBOL: LASE

                                   LASERSIGHT

St. Louis, MO -- July 1, 1997 -- (NASDAQ: LASE) As previously announced on February 20, 1997, LaserSight Incorporated entered into a patent purchase agreement with International Business Machines Corporation (NYSE: IBM) for fundamental claim stem patents related to ultraviolet light ophthalmic products and procedures for laser vision correction.

LaserSight today said it is currently working with several potential funding sources, including other industry participants, and anticipates the transaction will close in July, subject to the successful completion of the financing arrangements.

LaserSight Incorporated is a holding company with operating subsidiaries engaged in the business of laser manufacturing and international sales, third-party managed vision care administration, ophthalmic practice management, and health and vision care consulting services.

This press release contains forward-looking statements regarding future events and future performance of the Company that involve risks and uncertainties that could materially affect actual results. Investors should refer to documents that the Company files from time to time with the Securities and Exchange Commission for a description of certain factors that could cause actual results to vary from current expectations and the forward-looking statements contained in this press release. Such filings include, without limitation, the Company's Form 10-K, Form 10-Q and Form 8-K reports.

For additional information please contact:  Marti Benfield,
                                            Manager, Investor Relations
                                            LaserSight Incorporated
                                            (314) 469-3220